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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 20, 2003, relating to the financial statements and financial highlights which appear in the April 30, 2003 Annual Reports to Shareholders of Nuveen High Yield Municipal Bond Fund, Nuveen All-American Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Nuveen Intermediate Duration Municipal Bond Fund and Nuveen Limited Term Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors, Custodian and Transfer Agent" in such registration statement.

/s/ PricewaterhouseCoopers LLP
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Chicago, Illinois
August 26, 2003